Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES PRICING OF

PUBLIC OFFERING OF 6,000,000 SHARES OF COMMON STOCK

VERO BEACH, FL - - January 21, 2011 - - ARMOUR Residential REIT, Inc. (NYSE Amex: "ARR" and "ARR.WS") (“ARMOUR” or the “Company”) announced today that it has priced a public offering of 6,000,000 shares of its common stock at a price of $7.55 per share for gross proceeds of $45,300,000. The offering is expected to close on or about January 26, 2011. The underwriters have a 45-day option to purchase a maximum of 900,000 additional shares to cover over-allotments, if any.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS) and Cantor Fitzgerald & Co. acted as joint bookrunning managers and representatives of the several underwriters in the offering. Maxim Group LLC acted as lead manager and National Securities Corporation and Aegis Capital Corp. acted as co-managers in the offering.

A registration statement relating to the offered securities has been declared effective by the Securities and Exchange Commission ("SEC"). The offering is being made only by means of a prospectus supplement and accompanying base prospectus. Copies of the prospectus supplement and accompanying base prospectus may be obtained by contacting:

Ladenburg Thalmann & Co. Inc.

520 Madison Avenue

New York, NY 10022

Attention: Prospectus Department

or

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Attention: Prospectus Department, 5th Floor

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities, or RMBS, issued or guaranteed by U.S. Government-chartered entities. ARMOUR is externally managed and advised by ARMOUR RESIDENTIAL MANAGEMENT LLC (“ARRM”). ARMOUR Residential REIT, Inc. has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to:

ARMOUR Residential REIT, Inc.

3001 Ocean Drive, Suite 201

Vero Beach, Florida 32963

Attention: Investor Relations

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Jeffrey Zimmer at the telephone number below.

Investor Contact:

Jeffrey Zimmer

Co-Chief Executive Officer, President and Co-Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 617-4340